EXHIBIT A

A. M. CASTLE & CO
2008 RESTRICTED STOCK, STOCK OPTION AND EQUITY COMPENSATION PLAN
(amended and restated as of December  9, 2010)

I. GENERAL

1. Purpose.  The A. M. Castle & Co. 2008 Restricted Stock, Stock Option and Equity Compensation Plan (the “2008 Plan”) has been established by A. M. Castle & Co. (“Castle”) to:

(a)	attract and retain key executive, managerial, supervisory and professional employees;

(b) attract and align the interest of directors with the long - term interests of Castle and its stockholders;

(c) motivate participating employees to put forth their maximum effort for the continued growth of Castle and its Subsidiaries;

(d)	further identify Participants’ interests with those of Castle’s shareholders; and

(e) provide incentive compensation opportunities which are competitive with those of other corporations in the same industries as Castle and its Subsidiaries;

and thereby promote the long-term financial interest of Castle and its Subsidiaries, including the growth in value of Castle’s equity and enhancement of long-term shareholder return.

2. Effective Date.  The 2008 Plan became effective upon the ratification by the holders of the majority of those shares present in person or by proxy at Castle’s 2008 annual meeting of its shareholders on April 24, 2008, and was thereafter amended and restated on March 5, 2009.  The 2008 Plan shall be further amended and restated effective as of December 9, 2010. The 2008 Plan shall be limited in duration to ten (10) years and shall expire on April 23, 2018.  In the event of the termination of the 2008 Plan, the 2008 Plan shall remain in effect as long as any awards under it are outstanding.

3.	Definitions. The following definitions are applicable to the 2008 Plan:

“Board” means the Board of Directors of Castle.

“Code” means the Internal Revenue Code of 1986, as amended , and any regulations and other applicable authorities promulgated thereunder .

“Committee” means the Human Resources Committee of the Board and its Subcommittee, or such other committee as may be designated from time to time by the Board comprising of at least three (3) or more members of the Board, each of whom shall satisfy such requirements as (a) the U.S. Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934, as amended, (b) the New York Stock Exchange may establish pursuant to its rule-making authority; and  (c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m).

“Director” means any individual who is a member of the Board and who is not an employee of Castle or any of its Related Companies.

“Equity Performance Award” has the meaning ascribed to it in Part V.

“Fair Market Value” of any Stock means, except as otherwise specified in the 2008 Plan or applicable law, as of any date, the closing market composite price for such Stock as reported for the New York Stock Exchange-Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

A. M. Castle & Co.

“Fiscal Year” means the fiscal year of Castle.

“Participant” means any Director or employee of Castle or any Subsidiary who is selected by the Committee to participate in the 2008 Plan.

“Related Company” means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns fifty percent (50%) or more of the total combined voting power of all classes of stock of Castle that are entitled to vote.

“Restricted Period” has the meaning ascribed to it in Part IV.

“Restricted Stock” has the meaning ascribed to it in Part IV.

“ Restricted Stock Units ” has the meaning ascribed to it in Part IV.

“Stock” means A. M. Castle & Co. common stock.

“Stock Option” means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provision of Part II or Part III.

“Subsidiary” means any corporation during any period in which fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by Castle.

“Qualified Retirement” means with respect to an employee a termination from employment from Castle and all of its Related Companies that occurs after the employee attains at least age 65 and completes at least 5 years of continuous service as a full-time employee.

4. Administration.  The authority to manage and control the operation and administration of the 2008 Plan shall be vested in the Committee.  Subject to the provisions of the 2008 Plan, the Committee will have authority to select employees and, with respect to any award other than an Incentive Stock Option , Directors to receive awards hereunder , to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards (including but not limited to the authority to provide that , in the event of certain changes in the beneficial ownership of Castle’s Stock , such awards shall become fully exercisable and/or vested), and to cancel or suspend awards. In making such award determinations, the Committee may take into account the nature of services rendered by the respective employee or Director , his or her present and potential contribution to Castle’s success, and such other factors as the Committee deems relevant.  The Committee is authorized to interpret the 2008 Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Plan, to determine the terms and provisions of any agreements made pursuant to the 2008 Plan and make all other determinations that may be necessary or advisable for the administration of the 2008 Plan.  Any interpretation of the 2008 Plan by the Committee and any decision made by it under the 2008 Plan is final and binding on all persons.

5. Participation.  Subject to the terms and conditions of the 2008 Plan, Directors shall participate in the 2008 Plan and the Committee shall determine and designate from time to time, the key executive, managerial, supervisory and professional employees of Castle and its Subsidiaries who will participate in the 2008 Plan.  In the discretion of the Committee, a Participant may be awarded Stock Options, Restricted Stock , Restricted Stock Units or Equity Performance Awards, and more than one (1) award may be granted to a Participant.  Except as otherwise agreed to by Castle and the Participant, any award(s) under the 2008 Plan shall not affect any previous award to the Participant under the 2008 Plan or any other plan maintained by Castle or its Subsidiaries.  The Committee may consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective awards granted hereunder .

A. M. Castle & Co.

6. Shares Subject to the 2008 Plan.  The shares of Stock with respect to which awards may be made under the 2008 Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market).  Subject to the provisions of paragraph 10 of this Section I, the number of shares of Stock which may be issued with respect to awards under the 2008 Plan , including through Incentive Stock Options, shall not exceed 2,000,000 shares in the aggregate.  If, for any reason, any award under the 2008 Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the 2008 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award to an eligible employee or Director (including the holder of such former award) under the 2008 Plan.

7. Compliance with Applicable Laws and Withholding Taxes.  Notwithstanding any other provision of the 2008 Plan, Castle shall have no liability to issue any shares of Stock under the 2008 Plan unless such issuance would comply with all applicable laws and the applicable requirements of the Security Exchange Commission (“SEC”), New York Stock Exchange, or similar entity.  Prior to the issuance of any shares of Stock under the 2008 Plan, Castle may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.  In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.  All awards and payments under the 2008 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the 2008 Plan.

8. Transferability.  Stock Options, Equity Performance Awards and, during the Restricted Period, Restricted Stock and Restricted Stock Units awarded under the 2008 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.  Stock Options may be exercised during the lifetime of the Participant only by the Participant.

9. Employment and Shareholder Status.  The 2008 Plan does not constitute a contract of employment and selection as a Participant does not give any employee the right to be retained in the employ of Castle or any Subsidiary.  No award under the 2008 Plan shall confer upon the holder thereof any right as a shareholder of Castle prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock.  If the redistribution of shares is restricted pursuant to paragraph 7 above, certificates representing such shares may bear a legend referring to such restrictions.

10. Adjustments to Number of Shares Subject to the 2008 Plan.  In the event of any change in the outstanding shares of Stock of Castle by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 2008 Plan, and the terms and the number of shares of any outstanding Stock Options , Restricted Stock , Restricted Stock Units, or other equity-based awards granted by the Committee under the 2008 Plan shall be equitably adjusted by the Committee.  Any such adjustment in any outstanding option shall be made without change in the aggregate option price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each share covered by such option as well as the adjustment in the number and kind of Stock Options mentioned above.  Adjustments under this paragraph 10 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.  In no event shall the exercise price for a Stock Option be adjusted below the par value of such Stock, nor shall any fraction of a share be issued upon the exercise of an option.

11. Agreement with Company.  At any time of any awards under the 2008 Plan, the Committee will require a Participant to enter into an agreement with Castle in a form specified by the Committee, agreeing to the terms and conditions of the 2008 Plan and to such additional terms and conditions, not inconsistent with the 2008 Plan, as the Committee may, in its sole discretion, prescribe.

A. M. Castle & Co.

12.   Code Section 162(m).   The 2008 Plan is designed and intended, and all provisions shall be construed in a manner, to comply, to the extent applicable, with Code   Section 162(m) .  To the extent permitted by Code Section 162(m), the Committee shall have sole discretion to reduce or eliminate or defer payment of the amount of any award which might otherwise become payable upon attainment of a performance measure.   Subject to the provisions of paragraph 6 of this Section I, awards that are designed to comply with the performance-based exception from the tax deductibility limitation of Code Section 162(m) shall be subject to the following rules:

(a)   The number of shares of Stock that may be granted in the form of Stock Options in a single Fiscal Year to a Participant may not exceed 400,000 shares , as adjusted pursuant to   paragraph 10 of this Section I .

(b)   The number of shares of Stock that may be granted in the form of Restricted Stock or Restricted Stock Units in a single Fiscal Year to a Participant may not exceed 400,000 shares , as adjusted pursuant to   paragraph 10 of this Section I .

(c)   The number of shares of Stock that may be granted in the form of stock appreciation rights (SARs) in a single Fiscal Year to a Participant may not exceed 400,000 shares , as adjusted pursuant to   paragraph 10 of this Section I .

(d)   The number of shares of Stock that may be granted in the form of Equity Performance Awards in a single Fiscal Year to a Participant may not exceed 400,000 shares , as adjusted pursuant to   paragraph 10 of this Section I .

(e)   The maximum amount that may be paid to a Participant for Equity Performance Awards granted in a single Fiscal Year to the Participant may not exceed $2,000,000.

13.   Code Section 409A. Payments and benefits under the 2008 Plan are intended to be exempt from Code Section 409A.  If and to the extent any such payment or benefit is determined to be subject to Code Section 409A, such payment or benefit shall comply with Code Section 409A, including, without limitation, the 6-month payment delay applicable to a specified employee (within the meaning of Code Section 409A), and, accordingly, to the maximum extent permitted, such payment or benefit shall be paid or provided under such other conditions determined by Committee that cause such payment or benefit to be in compliance with, or not be subject to, Code Section 409A and the 2008 Plan shall be construed and administered accordingly to achieve that objective.  To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.  Castle makes no representation that any or all of the payments or benefits provided under the 2008 Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payments or benefits.  In no event whatsoever shall Castle be liable for any additional tax, interest or penalty that may be imposed on a Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

14.  Amendment and Termination of 2008 Plan.  Subject to the following limitation of this paragraph 14 , the Board may at any time amend, suspend, or terminate the 2008 Plan.  No amendment of the 2008 Plan and, except as provided in paragraph 10 above, no action by the Board or the Committee shall, without further approval of the shareholders of Castle, increase the total number of shares of Stock with respect to which awards may be made under the 2008 Plan , materially amend the 2008 Plan , or otherwise amend the 2008 Plan if shareholder approval is required under applicable law .  No amendment, suspension, or termination of the 2008 Plan shall alter or impair any Stock Option , Restricted Stock , Restricted Stock Units, or other equity based awards previously awarded under the 2008 Plan without the consent of the holder thereof.

15.   Applicable Law. To the extent not preempted by or inconsistent with federal law, the laws of the State of Maryland, without regard to the conflict of law provisions of any jurisdiction, shall apply and govern the interpretation and administration of the 2008 Plan.

A. M. Castle & Co.

16.   Severability .   The invalidity or unenforceability of any provision of the 2008 Plan will not affect the validity or enforceability of any other provisions of the 2008 Plan, and the 2008 Plan will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

17.   Prohibition on Repricing. Except in connection with any corporate transaction involving Castle (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs without shareholder approval.

II.  INCENTIVE STOCK OPTIONS

1. Definitions.  The award of an Incentive Stock Option under the 2008 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Section II.

2. Eligibility.  The Committee shall designate the Participants to whom Incentive Stock Options, as described in Section 422(b) of the Code or any successor section thereto, are to be awarded under the 2008 Plan and shall determine the number of option shares to be offered to each of them.   Incentive Stock Options shall not be granted to Directors.   In no event shall the aggregate Fair Market Value (determined at the time the option is awarded and taking options into account in the order granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of Castle and all of its Related Companies) exceed One Hundred Thousand Dollars ($100,000).    Notwithstanding any provision in the 2008 Plan to the contrary, no term of the 2008 Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the 2008 Plan be exercised so as to disqualify the 2008 Plan under Code Section 422, or, without the consent of the affected Participant, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Code Section 421.

3. Price.  The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee ; provided, however, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the average Fair Market Value of a share of Stock for the ten (10) trading days preceding the date on which the option is granted  (one hundred ten percent (110%) of Fair Market Value with respect to Participants who at the time of the award are deemed to own at lest ten percent (10%) of the voting power of Castle); or (b) the par value of a share of Stock on such date.  To the extent provided by the Committee, the full purchase price of such share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the date of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.  Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the agreement granting Stock Options to a Participant, or thereafter, permit Incentive Stock Options to be exercised by a Participant through one (1) or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements.

4. Exercise.  The Committee may impose such rules relating to the time and manner in which Incentive Stock Options may be exercised as the Committee deems appropriate; provided, however, that no Incentive Stock Option may be exercised by a Participant (a) prior to the date on which he completes one continuous year of employment with Castle or any Related Company after the date of the award thereof; or (b) after the Expiration Date applicable to that option.

5. Option Expiration Date.  The “Expiration Date” with respect to an Incentive Stock Option on any portion thereof awarded to a Participant under the 2008 Plan means the earliest of:
(a) the date that is  ten (10) years after the date on which the Incentive Stock Option is awarded (five (5) years with respect to Participants who at the time of the award are deemed to own at least ten percent (10%) of the voting power of Castle);

(b) the date that is three (3) months after the Participant’s continuous employment with Castle and all of its Related Companies terminates (for any reason other than the Participant’s death) , except in the case of disability (within the meaning of Code Section 22(e)(3)), the first anniversary of the date of such disability; or

A. M. Castle & Co.

(c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.

All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option’s Expiration Date.

III. NON-QUALIFIED STOCK OPTIONS

1. Definition.  The award of a Non-Qualified Stock Option under the 2008 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Section III.

2. Eligibility.  The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the 2008 Plan and shall determine the number of option shares to be offered to each of them.

3. Price.  The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; provided however, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the average Fair Market Value of a share of Stock for the ten (10) trading days preceding the date on which the option is granted ; provided the recipient of the option, the number of shares of Stock that are subject to the option, and such average Fair Market Value of a share of Stock must be designated by the Committee before the beginning of the ten (10) trading day averaging period preceding the date on which the option is granted; or (b) the par value of a share of such Stock on such date.  To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and; as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.  Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the agreementgranting Non-Qualified Stock Options permit Non-Qualified Stock Options to be exercised by a Participant through one (1) or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements.  Upon the exercise of an option or part thereof, the full option price of the Stock purchased pursuant to the exercise of a stock option together with any required state or federal withholding taxes shall be paid in the form of: (a) cash, certified check, bank draft or postal or express money order made payable to the order of Castle; or (b) Stock at the Fair Market Value.

4. Exercise.  The Committee may impose such rules relating to the time and manner in which Non-Qualified Stock Options may be exercised as the Committee deems appropriate; provided, however, that no Non-Qualified Stock Option may be exercised by a Participant (a) prior to the date on which the Participant completes one (l) continuous year of employment with Castle or any Related Company after the date of the award thereof, or in the case of a Director, on the first anniversary of the date of the award; or (b) after the Expiration Date applicable to that option.

5. Option Expiration Date.  The “Expiration Date” with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the 2008 Plan means the earliest of:

(a)	the date that is ten (10) years after the date on which the Non-Qualified Option is awarded;

(b)   in the case of an employee, the date, if any, on which the Participant’s continuous employment with Castle and all of its Related Companies terminates, except in the case of a Qualified R etirement or a total and permanent disability (as defined by Castle’s long term disability programs) , the third anniversary of the date of such Qualified R etirement or total and permanent disability ;

(c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award ; or

(d) in the case of a Director, the date the Director resigns from the Board, or in the event the Director retires at or after attaining retirement age (as determined under the applicable policy established by the Board) or becomes totally and permanently disabled (as defined by Castle’s long term disability programs) , the third anniversary of such retirement or disability.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option’s Expiration Date.

A. M. Castle & Co.

IV.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

1. Definition.  Restricted Stock and Restricted Stock Units awards are grants of Stock or units for Restricted Stock, respectively, to Participants, the vesting of which is subject to a required period of   employment or service , any other conditions or performance criteria established by the Committee, or any combination thereof, subject to the following terms of this Section IV.

2. Eligibility.  The Committee shall designate the Participants to whom Restricted Stock or Restricted Stock Units are to be awarded and the number of shares of Stock that are subject to the award .

3. Terms and Conditions of Awards.  All shares of Restricted Stock or Restricted Stock Units awarded to Participants under the 2008 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 2008 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the agreement referred to in paragraph 11 of Section I.

(a) Restricted Stock or Restricted Stock Units awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period determined by the Committee after the time of the award of such stock (the “Restricted Period”).  Except for such restrictions, with respect to all shares of Restricted Stock awarded under the 2008 Plan, the Participant as owner of such Restricted Stock shall have all the rights of a shareholder, including but not limited to the right to vote such Restricted Stock and, except as otherwise provided by the Committee, the right to receive all dividends paid on such Restricted Stock during the Restricted Period .

(b) The Committee may, in its discretion, at any time after the date of the award of Restricted Stock or Restricted Stock Units adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one (1) year.

(c) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment or service with Castle and all of its Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock or Restricted Stock Units remaining subject to any outstanding Restricted Stock or Restricted Stock Unit award.

(d) Each certificate issued in respect of shares of Restricted Stock awarded under the 2008 Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee.  Each such certificate shall bear the following  (or a similar) legend;

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the A. M. Castle & Co. 2008 Restricted Stock , Stock Option and Equity Compensation Plan and an agreement entered into between the registered owner and A. M. Castle & Co.  A copy of such Plan and agreement is on file in the office of the Secretary of A. M. Castle & Co., 3400 N. Wolf Road, Franklin Park, Illinois 60131.”

(e) At the end of the Restricted Period for Restricted Stock, and subject to satisfaction of the applicable vesting provisions, such Restricted Stock will be transferred free of all restrictions to the Participant (or his or her legal representative, beneficiary or heir). At the end of the Restricted Period for Restricted Stock Units, and subject to satisfaction of the applicable vesting provisions, payment will be made in cash, stock or other equity based property or any combination thereof.

V.  EQUITY PERFORMANCE AWARDS

1. Definition.  Equity Performance Awards (“P-Awards”) are grants of Stock Appreciation Rights (SAR), phantom stock, stock , stock units (other than Restricted Stock Units) and cash, or any combination thereof, the vesting of which is subject to a required period of employment, the attainment of certain designated measures of c ompany or personal performance objectives and any other conditions established by the Committee, subject to the following terms of this Section V.

2. Eligibility.  The Committee shall designate the Participants to whom P-Awards are to be awarded and the number of shares of Stock that underlay or are contingent on the P-Awards and any stock delivered pursuant thereto.

A. M. Castle & Co.

3. Terms and Conditions of Awards.  All Participants under the 2008 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 2008 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the agreement referred to in paragraph 11 of Section I.

(a) P-Awards ,  which might otherwise become payable upon attainment of one or more performance measures , shall have the performance measure or measures designated by the Committee based , in whole or part , among any or a combination of the following: gross profit on sales, material gross profit (gross profit on material portion of sales), DSO (days sales outstanding on receivables), DSI (days sales outstanding on inventory), working capital employed, purchase variance, delivery variance, sales, earnings, earnings per share, pre-tax earnings, share price (including, but not limited to, total shareholder return, relative total shareholder return and other measures of shareholder value creation), return on equity, return on investments, and asset management, and may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards or other extraordinary events causing dilution or diminution in Castle’s earnings.  Performance objectives need not be the same for all Participants , and may be established for Castle as a whole or for its various groups, divisions, subsidiaries and affiliates.  The Committee at the time of establishing performance objectives may prescribe adjustments to the otherwise applicable performance measures in the event of certain changes in the beneficial ownership of Castle’s Stock, establish a minimum performance target (including adjustments thereto in the event of certain changes in the beneficial ownership of Castle’s Stock), and provide for reduced payment if the performance objective is not achieved but the minimum performance target is met.

(b) The period for performance for P-Awards may not be less than three (3) years, subject to acceleration in the event of certain changes in the beneficial ownership of Castle’s Stock, as determined by the Committee in its sole discretion.

(c) P-Awards to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered.

(d) The Committee may, in its discretion, at any time after the date of the P-Award adjust the length of the designated period a Participant must hold any Stock delivered in accordance with the vesting of an award to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of such period be less than one (1) year.

(e) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment or service with Castle and all of its Related Companies terminates prior to the end of any vesting period or fails to achieve the applicable performance measures for any reason shall forfeit all P-Awards remaining subject to any such vesting period or applicable performance measures .

(f) Upon satisfaction of the applicable vesting conditions and the applicable performance measures , as appropriate, the P-Award will fully vest and not be forfeited.  Payment will be made in cash, stock or other equity based property or any combination thereof.